UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2015 (June 11, 2015)

THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2015, The J.G. Wentworth Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:

Proposal No. 1:     To elect three (3) directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2018 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Proposal No. 2:     To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 30, 2015. The results of the stockholder votes on each proposal are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board of Directors based upon the following votes:

Nominee	For	Withheld	Broker Non- Vote
Kevin Hammond	93,511,197	823,324	3,675,630
Stewart A. Stockdale	93,111,015	1,223,506	3,675,630
William J. Morgan	94,277,754	56,767	3,675,630

Proposal No. 2: The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year received the following votes:

For	Against	Abstain	Broker Non-Vote
97,984,423	23,355	2,373	3,675,630

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President & General Counsel

Dated: June 12, 2015